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                                                                   Exhibit 99.1

                                                                [CITIGROUP LOGO]

FOR IMMEDIATE RELEASE
Citigroup Inc. (NYSE symbol: C)
August 22, 2005

                CITIGROUP ANNOUNCES SENIOR MANAGEMENT REALIGNMENT
                           REINFORCING CUSTOMER FOCUS

               Drawing on Depth of Talent Within the Organization,
    Global Consumer Group will be Co-Headed by Ajay Banga and Steven Freiberg

            Kevin Kessinger Appointed Head of Operations & Technology

      New Operating Committee Formed and Business Heads Committee Expanded

NEW YORK - Citigroup announced today a senior management realignment reinforcing its customer focus, drawing more directly from the talent and experience of an emerging base of senior leaders, and providing additional opportunities for these leaders to expand their involvement in corporate decision making.

"We have ambitious plans for the future and significant growth opportunities for our company, and we have been carefully reviewing how we can best leverage the talent and experience within our management team in support of our goals," said Charles Prince, Citigroup's Chief Executive Officer. "This is a strong management structure and a strong management team to lead our company given the needs of our business and the accelerated pace at which we must make strategic decisions and respond to the needs of our customers. I am proud of the caliber of our next-generation of leaders and their dedication to our future."

o The Global Consumer Group will now be organized along customer lines. Recognizing the different opportunities in the North American and International retail consumer marketplaces, Ajay Banga, 45, currently President of Retail Banking North America, and Steven J. Freiberg, 48, Chairman and Chief Executive Officer of Citi Cards NA, will become co-heads of the Global Consumer Group, with Mr. Banga leading the International operations and Mr. Freiberg leading the North American business (U.S. and Canada). Both executives will report to Mr. Prince and join the Business Heads Committee. Marjorie Magner, 56, Chairman and Chief Executive Officer of the Global Consumer Group, will leave the company on October 1st to pursue her long-term interests in areas outside of financial services, including academia and philanthropy.

     The new structure will enable the company to better focus on the customer's needs in an integrated fashion across all product lines and more effectively respond to the specific opportunities in markets at different stages in their development. Each executive has more than 25 years of experience in retail services. The Global Consumer Group staff functions will remain centralized and will report jointly to Mr. Banga and Mr. Freiberg.

o Kevin Kessinger, 52, currently President of Consumer Finance North America, will assume responsibility for Citigroup Operations and Technology succeeding Deborah Hopkins, 50. Ms. Hopkins joined Citigroup nearly three years ago with the understanding that she eventually wanted to pursue a senior role in a business unit - which she will now do. Ms.

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     Hopkins has led development of Citigroup's long-term technology and information security strategy. As we move from strategy to implementation, it is an opportune time for this transition. In the near future, she will work with Mr. Prince and the Business Heads to evaluate certain international investment opportunities. Mr. Kessinger was responsible for many of the operating and technical innovations within the Cards division when he served as its Chief Operating Officer, and led many critical initiatives bridging operations and technology within CitiFinancial in his current position.

o Manuel Medina-Mora, Chairman and Chief Executive Officer of Citigroup Latin America and Mexico and Chief Executive Officer of Banamex, will join the Business Heads Committee, which will expand its membership to 13. Medina-Mora has been the CEO of Banamex since 2001. Between 2002-2004, Mexico net income nearly doubled. He is responsible for Citigroup's Latin America and Mexico businesses including: the Corporate and Investment Bank, eBanking, Treasury, Consumer Bank, Cards Business, Retail Banking, Insurance, Pension Funds, Securities, Brokerage, and Asset Management, with a workforce of more than 45,000 employees.

o A new approximately 30-person Operating Committee will be formed, which will consider strategic issues, foster greater knowledge sharing among the businesses and accelerate organizational decision making and implementation of initiatives.

Organization of Global Consumer Group Along Customer Lines

The realignment of the consumer businesses, with distinct leadership responsibility for the North American market and for the International markets, responds to the evolving needs of Citigroup's retail customers, as the North American markets become more mature and focused on innovation and the company seeks additional ways to capitalize upon the tremendous pace of growth in international markets. The realignment is designed to reinforce the company's customer-oriented organization, leveraging Citi's leading financial brand across product lines.

"Both Ajay and Steve bring a tremendous depth of knowledge and experience to their current roles and are fully focused on the substantial opportunities in our consumer franchise," said Mr. Prince. "They have been key members of our Consumer business leadership for many years, and have impressive records of success in their respective business areas. Importantly, they have a great working relationship, and they will continue to share best practices and deliver innovative, best-in-class products and services to retail customers across geographies, under a single, industry leading brand."

Ajay Banga joined Citigroup in 1996 and has extensive international experience in a variety of consumer-related roles. Since early 2002, he has been the President of Retail Banking North America. During this period, he has overseen the expansion of the branch banking business through acquisitions, the creation and successful operation of the commercial business group, and the substantial growth of our mortgage and student lending franchises. He is also responsible for servicing and technology for all the real estate businesses in the Consumer Bank. While in his current role, the Retail Banking North America division grew 50% in net income from just under $2 billion in 2001 to $3 billion in 2004. Prior to this, he was the business head for CitiFinancial and the U.S. Consumer Assets Division. Ajay joined the bank in India in 1996 and over the next two years, rose to become the Division Head for the Consumer Bank in Central/Eastern Europe, Middle East, Africa and the Indian subcontinent. Since his time with Citigroup, Mr. Banga has had extensive experience in acquisition and integration of businesses, including Associates, Golden State Bank, Principal Residential Mortgage and recently, First American Bank. Mr. Banga began his business career as a management trainee with Nestle in

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1981 and later joined PepsiCo's Restaurants Division, where he was instrumental in the launch of Pizza Hut and KFC in India.

Mr. Freiberg has spent 25 years in Citigroup and its predecessor companies with extensive experience in cards, retail banking, investments and insurance. Currently, as Chairman and CEO of Citi Cards NA, Mr. Freiberg has been responsible for Citigroup's market-leading credit card business in the U.S., Mexico and Canada, with more than 125 million card accounts and approximately $140 billion in managed loans outstanding. In the 8 years in which he held these positions, he has helped to expand the business' profitability tenfold. He joined Citigroup's Card Products Division in 1980 as a Management Associate and has served in a variety of senior management positions in marketing, business planning, distribution, and finance in Cards and other Citigroup divisions. These included Chief Executive Officer for Retail Banking's Citicorp Investment Services and the Citicorp Insurance Group and distribution head for a segment of the retail bank. He rejoined the Cards Division in 1997, as head of several major strategic business groups that drove a turnaround in that business.

Corporate Management Changes in O&T

Mr. Kessinger has an extensive background in operations and technology, in addition to his record of success as a business manager. After joining Citi Cards operations and technology in 1995, he initially was responsible for directing the cards data warehouse construction, various cards systems, and multiple initiatives building operational effectiveness. From 1996-1998, Mr. Kessinger was head of the American AAdvantage Strategic Business Unit and president of the Kansas City call center which doubled under his direction. He returned to Cards Operations and Technology in 1998 and was Chief Operating Officer, responsible for the operations and technology of Citi Cards. Kevin and his team directed the very successful integration and conversions of AT&T Universal Card, the Associates bankcard and private label cards, and numerous operating and technical innovations to lead the industry as the low-cost/high quality provider. Since 2002, Mr. Kessinger has been responsible for all companies operating under the Consumer Finance North America umbrella, including CitiFinancial branches in the U.S., Mexico, Canada, and Puerto Rico, CitiFinancial Mortgage Company, Citicorp Trust Bank, f.s.b., Auto Division, Credito Familiar in Mexico and Chesapeake Appraisal & Settlement Services. He was head of Information Security for the Global Consumer Group from 2001-2004. Prior to joining Citigroup, Mr. Kessinger ran Banc One Financial Cards Services, the O&T support organization for all of Bank One's credit and debit cards.

Creation of New Operating Committee

The new approximately 30-person Operating Committee is designed to meet on a regular basis to discuss company and business-wide strategic issues, foster greater knowledge sharing among the businesses and accelerate organizational decision making and implementation of initiatives. In addition it will provide a greater number of executives the opportunity to be included in corporate-wide decision making. Membership lists for the Business Heads and the Operating Committee are below.

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Business Heads:
Charles Prince, Chief Executive Officer, Citigroup

Ajay Banga, Chief Executive Officer, Global Consumer Group - International

Sir Win Bischoff, Chairman, Citigroup Europe

David Bushnell, Senior Risk Officer, Citigroup

Michael A. Carpenter, Chairman & Chief Executive Officer, Citigroup Global Investments

Robert Druskin, President & Chief Executive Officer, Corporate and Investment Banking

Steven J. Freiberg, Chief Executive Officer, Global Consumer Group - North
America

Lewis B. Kaden, Vice Chairman and Chief Administrative Officer, Citigroup

Sallie L. Krawcheck, Chief Financial Officer and Head of Strategy, Citigroup

Manuel Medina-Mora, Chairman & Chief Executive Officer, Latin America & Mexico, Chief Executive Officer, Banamex

Robert E. Rubin, Director & Chairman of the Executive Committee Member, Office of the Chairman, Citigroup

Todd Thomson, Chairman & Chief Executive Officer, Global Wealth Management

Stephen R. Volk, Vice Chairman, Citigroup

Operating Committee (also includes the Business Heads above):
Frank J. Bisignano, Chief Executive Officer, Global Transaction Services, Corporate and Investment Banking

Bonnie Howard, Chief Auditor, Citigroup

Michael S. Helfer, General Counsel, Corporate Secretary, Citigroup

Charles Johnston, President & Chief Executive Officer, Global Private Client
Group

Kevin Kessinger, Chief Operations & Technology Officer

Michael Klein, Chief Executive Officer, Global Banking, Citigroup

Damian Kozlowski, Chief Executive Officer, The Citigroup Private Bank

Thomas G. Maheras, Chief Executive Officer, Global Capital Markets, Corporate and Investment Banking

William J. Mills, Chairman & Chief Executive Officer, Europe, Middle East and Africa Corporate and Investment Banking

Robert Morse, Chief Executive Officer, Asia Pacific Corporate and Investment Banking

Douglas L. Peterson, Chief Executive Officer, Citigroup Japan Chairman and CEO, Citibank Japan

William Rhodes, Senior Vice Chairman, Citigroup, Chairman, Citicorp/Citibank

Michael Schlein, Senior Vice President, Global Corporate Affairs, Human Resources, and Business Practices, Citigroup

Frits Seegers, Chief Executive Officer, Europe, Middle East and Africa Global Consumer Group

Ashok Vaswani, Chief Executive Officer, Asia Pacific Consumer Banking

                                      # # #

Citigroup (NYSE: C), the leading global financial services company has some 200 million customer accounts and does business in more than 100 countries, providing consumers, corporations, governments and institutions with a broad range of financial products and services, including consumer banking and credit, corporate and investment banking, securities brokerage, and wealth management. Major brand names under Citigroup's trademark red umbrella include Citibank, CitiFinancial, Primerica, Smith Barney and Banamex. Additional information may be found at www.citigroup.com

Certain statements in this document are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those included in these statements due to a variety of factors. More information about these factors is contained in Citigroup's filings with the Securities and Exchange Commission.

Media Contacts:            Leah Johnson              212-559-9446
                           Shannon Bell              212-793-6206

Investors:                 Arthur Tildesley          212-559-2718
                           John Randel               212-559-5091